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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

AIT, Inc.*
American Media Incorporated
Behavioral Technology, Inc.
Decker Communications, Inc.
Educational Discoveries, Inc.
Executive Perspectives, Inc.
Gulliver Ritchie Associates, Inc.
J. Howard & Associates, Inc.
KC Resources Creative Solutions, Inc.
Learning System Sciences, Inc.
MOHR Retail Learning Systems, Inc.
Novations Group, Inc.
Odyssey Research Associates, Inc.*
Star Digital, Inc.*
Star Media, Inc.*
Star Mountain, Inc.
Strategic Interactive, Inc.

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*Denotes a wholly-owned subsidiary of Star Mountain, Inc.


     All of the named subsidiaries were organized under the laws of the State of Delaware (except American Media Incorporated which was organized under the laws of the State of Iowa). Aside from American Media Incorporated (which conducts business under the name "Business Advantage Inc."), no named subsidiary does business under any other name.